Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Lever Global Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457	(o)	15,786,820	$1.50	$23,680,230	0.0000927	$2,195.16

	Total Offering Amounts						—		$2,195.16

	Total Fees Previously Paid								$2,195.16

	Total Fee Offsets								$0

	Net Fee Due								$0

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the Securities Act). This is an initial offering and no current trading market exists for our common stock.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.